EXECUTION FINAL

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 27, 2012, is entered into by and among WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, in its capacity as Administrative Agent and as Collateral Agent pursuant to the Credit Agreement (in such capacities, the “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), NASH-FINCH COMPANY, a Delaware corporation (“Parent”), NASH BROTHERS TRADING COMPANY, a Delaware corporation (“Nash Brothers”), T.J. MORRIS COMPANY, a Georgia corporation (“T.J. Morris”), SUPER FOOD SERVICES, INC., a Delaware corporation (“Super Food”), U SAVE FOODS, INC., a Nebraska corporation (“U Save”), HINKY DINKY SUPERMARKETS, INC., a Nebraska corporation (“Hinky Dinky”), GTL TRUCK LINES, INC., a Nebraska corporation (“GTL”), ERICKSON’S DIVERSIFIED CORPORATION, a Wisconsin corporation (“Erickson’s”), GROCERY SUPPLY ACQUISITION CORP., a Delaware corporation (“Grocery Supply”), HINKY DINKY FALLS CITY, L.L.C., a Nebraska limited liability company (“HD Falls City”), WHITTON ENTERPRISES, INC., an Ohio corporation (“Whitton”, and together with Parent, Nash Brothers, T.J. Morris, Super Food, U Save, Hinky Dinky, GTL, Erickson’s, Grocery Supply, HD Falls City, collectively, the “Borrowers” and individually, a “Borrower”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, and Borrowers (as defined in the Credit Agreement) have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make Committed Loans and provide other financial accommodations to Borrowers as set forth in the Credit Agreement, dated as of December 21, 2011, by and among Borrowers, Agent and Lenders (as the same now exists, as amended by this Amendment and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”), and the other Loan Documents (as defined in the Credit Agreement);

WHEREAS, Borrowers have requested that Agent and Lenders (a) extend the Maturity Date by one (1) year, (b) increase the Aggregate Commitments to $590,000,000 and, within the increased amount of the Aggregate Commitments, provide for Tranche A-1 Loans with respect to the Tranche A-1 Borrowing Base (as such terms are defined below), (c) make certain amendments to the Borrowing Base, and (d) make certain other amendments to the Credit Agreement and other Loan Documents as set forth herein; which Agent and Lenders are willing to do, on and subject to the terms and provisions hereof; and

Now, Therefore, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Interpretation.  All capitalized terms used herein shall have the meanings assigned thereto in the Credit Agreement and the other Loan Documents, unless otherwise defined herein.

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2.                  Amendments to Certain Existing Defined Terms.

(a)                The definition of “Adjustment Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Adjustment Date” means the first day of each Fiscal Quarter, commencing with the Fiscal Quarter beginning March 24, 2013.”

(b)               The definition of “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Percentage” means with respect to (a) any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, (b) any Tranche A Loan Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Tranche A Loan Commitments represented by such Lender’s Tranche A Loan Commitment at such time, and (c) any Tranche A-1 Loan Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Tranche A-1 Loan Commitments represented by such Lender’s Tranche A-1 Loan Commitment at such time.  If the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender as of the Amendment No. 1 Effective Date is set forth opposite the name of such Lender on Schedule 2.01 (as amended and restated in its entirety pursuant to Amendment No. 1) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.”

(c)                The definition of “Appraised Value” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the “.” following clause (c) thereof and by adding thereto a new clause (d) as follows:

“or (d) with respect to the Borrowers’ Eligible Rolling Stock, the net appraised liquidation value of such Eligible Rolling Stock as determined from time to time by reference to the most recent Rolling Stock Appraisal received by the Administrative Agent.”

(d)               The definition of “Bank Product Reserves” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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 ““Bank Product Reserves” means, so long as a Cash Dominion Event exists and is continuing, such reserves as the Administrative Agent from time to time determines in its discretion exercised in good faith as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.”

(e)                The definition of “Borrowing Base” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Borrowing Base” means, at any time of calculation, the sum of the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base.”

(f)                The definition of “Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 as its Tranche A Loan Commitment and its Tranche A-1 Loan Commitment or set forth in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.”

(g)               The definition of “Committed Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Committed Loan” means a Tranche A Loan or a Tranche A-1 Loan, as the case may be.”

(h)               The definition of “Eligible Inventory” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (i) thereof in its entirety to read as follows:

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“(i)       Inventory acquired in a Permitted Acquisition which Acquisition is for consideration greater than $15,000,000, unless (i) such Inventory is of the same type or category which type or category has been previously been appraised by the Collateral Agent and is included in the Borrowing Base and (ii) if requested by the Collateral Agent in its discretion, the Collateral Agent has completed or received (A) an appraisal of such Inventory from appraisers engaged by the Collateral Agent or otherwise acceptable to the Collateral Agent in good faith and (B) such other due diligence as the Agents reasonably request; provided, that, (1) pending completion of such due diligence, that portion of such Inventory which is of the same type or category which type or category has been previously been appraised by the Collateral Agent and is included in the Borrowing Base prior to such Acquisition shall nevertheless be eligible, but the amounts to be advanced against such Inventory under clauses (d) and (e) of the definition of “Tranche A Borrowing Base” shall be ninety (90%) percent multiplied by the applicable advance rate set forth in such clauses (d) and (e) of the definition of “Tranche A Borrowing Base”, and (2) the failure of the Collateral Agent to complete or receive such appraisals within six (6) weeks after receipt of notice from the Borrowers of such Permitted Acquisition shall not result in such inventory (x) being excluded from the Borrowing Base to the extent such Inventory otherwise meets the criteria for inclusion hereunder, or (y) being subject to a different advance rate than other Eligible Inventory;”

(i)                 The definition of “Eligible Real Estate” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (h) thereof in its entirety to read as follows:

“(h)      such Real Estate is not deemed by the Administrative Agent in good faith to be ineligible for inclusion in the calculation of the Tranche A Borrowing Base pursuant to the provisions of Section 2.01(d)).”

(j)                 The definition of “Outstanding Amount” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Outstanding Amount” means (a) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; (b) with respect to Tranche A Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of  Tranche A Loans and Swing Line Loans, as the case may be, occurring on such date; (c) with respect to Tranche A-1 Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Tranche A-1 Loans, as the case may be, occurring on such date; and (d) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date.

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(k)               The definition of “Permitted Encumbrances” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (p) thereof, inserting “and” immediately following clause (q) thereof, inserting a new clause (r) therein, as follows, and amending and restating in its entirety the proviso  which is set forth at the end of such definition of “Permitted Encumbrances”, as follows:

“(r)       Liens securing the Senior Debt, subject to the terms of the Senior Debt Intercreditor Agreement;

provided, however, that, except as provided in any one or more of clauses (a) through (r) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.”

(l)                 The definition of “Real Estate Advance Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Real Estate Advance Rate” means (a) as of the Closing Date, seventy (70%) percent, which percentage shall be reduced by one and one-half (1.5%) percent on the first (1st) day of each Fiscal Quarter, commencing with the Fiscal Quarter beginning March 25, 2012, and (b) upon receipt by the Agent of the 2012 Real Estate Appraisal (as defined below in this definition), seventy-five (75%) percent, which percentage shall be reduced by one and one-half (1.5%) percent on the first (1st) day of each Fiscal Quarter thereafter, commencing with  the second Fiscal Quarter following the Fiscal Quarter in which the Eligible Real Estate is included in the Borrowing Base at the increased advance rate (i.e., March 24, 2013, if the Eligible Real Estate is included in the Borrowing Base at the increased advance rate in December, 2012).  For the purposes hereof, the “2012 Real Estate Appraisal” shall mean that certain Real Estate Appraisal being conducted as of the Amendment No. 1 Effective Date with respect to Eligible Real Estate and which is expected to be delivered to Agent on or before December 31, 2012.”

(m)             The definition of “Real Estate Availability” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Real Estate Availability” means the aggregate amount, calculated on the Amendment No. 1 Effective Date and on the first (1st) day of each Fiscal Quarter thereafter, equal to the Real Estate Availability Appraised Value of Eligible Real Estate multiplied by the Real Estate Advance Rate.”

(n)               The definition of “Type” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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““Type” means, with respect to a Committed Loan, its character as a (a) Tranche A Loan or Tranche A-1 Loan or (b) Base Rate Loan or a LIBO Rate Loan.”

3.                  Additional Permitted Indebtedness.  The definition of Permitted Indebtedness set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (n) thereof, inserting “and” immediately following clause (o) thereof, and inserting a new clause (p) therein, as follows:

“(p) Indebtedness consisting of senior secured or unsecured notes to be issued by Borrowers in the aggregate principal amount of up to $200,000,000 (the “Senior Debt”), and, if secured, secured by a second priority Lien on the Collateral, junior and subordinate to the Agent’s first priority Lien on the Collateral, subject to an intercreditor agreement, in form and substance reasonably satisfactory to Agent (the “Senior Debt Intercreditor Agreement”).”

4.                  Additional Defined Terms.  As used herein, the following terms shall have the meaning given to them below, and Section 1.01 of the Credit Agreement is hereby amended to include, in addition and not in limitation, the following additional defined terms:

(a)                “Aggregate Tranche A Loan Commitments” means the Tranche A Loan Commitments of all the Tranche A Loan Lenders minus  the Aggregate Tranche A-1 Loan Commitments.

(b)               “Aggregate Tranche A-1 Loan Commitments” means, as a sublimit within the Aggregate Commitments, the Tranche A-1 Loan Commitments of all the Lenders, in an aggregate amount as of the Amendment No. 1 Effective Date equal to $30,000,000, which amount shall be reduced by $2,500,000 on the first (1st) day of each Fiscal Quarter, beginning March 24, 2013 and on the first (1st) day of each successive Fiscal Quarter thereafter.

(c)                “Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated as of November 27, 2012, by and among Borrowers, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(d)               “Amendment No. 1 Effective Date” means the date on which all conditions precedent to the effectiveness of Amendment No. 1 set forth in Section 23 thereof have been fully satisfied, as determined by Agent.

(e)                “Amendment No. 1 Fee Letter” means the Amendment No. 1 Fee Letter, dated on or about the Amendment No. 1 Effective Date, among the Borrowers and the Administrative Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(f)                “Certificates of Title” means any certificates of title, certificates of ownership or any other registration certificates issued under the laws of any State or Commonwealth of the United States of America or any political subdivision thereof with respect to motor vehicles or other vehicles.

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(g)               “Eligible Rolling Stock” means Rolling Stock (a) that is owned by Borrowers, (b) that meets, in all material respects, all applicable material safety or regulatory standards applicable to it for the use for which it is intended or for which it is being used; (c) the ownership of which is evidenced by a Certificate of Title that has the name of a Borrower noted thereon as the owner of it or is otherwise properly registered in one of the States of the United States to such Borrower that is entitled to operate such Rolling Stock in the state that has issued such Certificate of Title in accordance with all applicable laws (other than any Rolling Stock the ownership of which is not required to be evidenced by a Certificate of Title under the laws applicable to it), Agent shall be noted as first priority Lien holder thereon, and Agent has received such evidence thereof as it may reasonably require; (d) the Certificate of Title for which is held by the Administrative Borrower, acting through the Title Documents Designated Representative, as evidenced by the most recent report provided by the Administrative Borrower, acting through the Title Documents Designated Representative, to Agent; (e) that meets, in all material respects, all applicable material standards of all motor vehicle laws or other statutes and regulations established by any Governmental Authority and is not subject to any licensing or similar requirement that would limit the right of Agent to sell or otherwise dispose of such Rolling Stock; and (f) is used or usable in the ordinary course of a Borrower’s business and has not been damaged in any material respect or in an inoperable condition that continues for any period of more than sixty (60) consecutive days.

(h)               “Rolling Stock Advance Rate” means eighty-five (85%) percent, which percentage shall be reduced by three (3%) percent on the first (1st) day of each Fiscal Quarter following the Amendment No. 1 Effective Date, commencing with the second Fiscal Quarter in which the Eligible Rolling Stock is included in the Borrowing Base (i.e. March 24, 2013 if the Eligible Rolling Stock is included in the Borrowing Base in December, 2012).

(i)                 “Rolling Stock Appraisal” means the written appraisals of the Borrowers’ owned Rolling Stock which Borrowers request Agent to consider for inclusion as Eligible Rolling Stock, pursuant to Section 6.10(b) of this Agreement, in form, scope and methodology reasonably acceptable to Administrative Agent and performed by an independent appraiser engaged by the Administrative Agent or otherwise acceptable to the Administrative Agent in its discretion exercised in good faith, which Rolling Stock Appraisal shall be addressed and delivered to, and which may be expressly relied on by, Administrative Agent and Lenders.

(j)                 “Rolling Stock Appraisal Delivery Date” means the date that Administrative Agent receives a Rolling Stock Appraisal.

(k)               “Rolling Stock Availability” means the aggregate amount, calculated on the Rolling Stock Availability Commencement Date and on the first (1st) day of the first month immediately following each Rolling Stock Appraisal Delivery Date, equal to the Rolling Stock Availability Appraised Value of Eligible Rolling Stock (including Eligible Rolling Stock on the Amendment No. 1 Effective Date and any Eligible Rolling Stock acquired subsequent to the Amendment No. 1 Effective Date) multiplied by the Rolling Stock Advance Rate.

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(l)                 “Rolling Stock Availability Appraised Value” means the Appraised Value of any Eligible Rolling Stock on the Rolling Stock Availability Commencement Date and on each subsequent Rolling Stock Appraisal Delivery Date, as set forth in the Rolling Stock Appraisal most recently received by Agent.

(m)             “Rolling Stock Availability Commencement Date” means the first date on which Agent shall have determined the Appraised Value of any Eligible Rolling Stock based on its receipt of a Rolling Stock Appraisal.

(n)               “Senior Debt” has the meaning set forth in clause (p) of the definition of Permitted Indebtedness.

(o)               “Senior Debt Intercreditor Agreement” has the meaning set forth in clause (p) of the definition of Permitted Indebtedness.

(p)               “Total Tranche A Outstandings” means the aggregate Outstanding Amount of all Tranche A Loans and all L/C Obligations.

(q)               “Total Tranche A-1 Outstandings” means the aggregate Outstanding Amount of all Tranche A-1 Loans.

(r)                 “Tranche A Borrowing Base” means, at any time of calculation, an amount equal to:

(a)        the face amount of Eligible Non-Military Receivables (net of Receivables Reserves) multiplied by eighty-five (85%) percent; plus

(b)        the face amount of Eligible Military Receivables (net of Receivables Reserves) minus, without duplication, the Military Receivables Deduction Amount, multiplied by eighty-five (85%) percent; plus

(c)        the face amount of Eligible Credit Card Receivables (net of Receivables Reserves) multiplied by ninety (90%) percent; plus

(d)       the lesser of (i) the Cost of Eligible Inventory (other than Eligible Unaffixed Tax Stamp Inventory), net of Inventory Reserves, multiplied by the Appraisal Percentage of the Appraised Value of such Eligible Inventory, or (ii) the Cost of Eligible Inventory (other than Eligible Unaffixed Tax Stamp Inventory), net of Inventory Reserves, multiplied by eighty (80%) percent; plus

(e)        the lesser of (i) the Cost of Eligible In-Transit Inventory, net of Inventory Reserves, multiplied by the Appraisal Percentage of the Appraised Value of Eligible In-Transit Inventory, or (ii) the Cost of Eligible In-Transit Inventory, net of Inventory Reserves, multiplied by eighty (80%) percent; plus

(f)        the face amount of Eligible Unaffixed Tax Stamp Inventory multiplied by ninety (90%) percent; plus

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(g)        the Appraised Value of Prescription Files multiplied by eighty-seven and one-half (87.5%) percent; plus

(h)        the lesser of (i) Real Estate Availability and (ii) thirty-five (35%) percent of the lesser of (A) the Aggregate Tranche A Loan Commitments and (B) the Tranche A Borrowing Base (for the purposes of this clause (h)(ii), the Tranche A Borrowing Base shall be calculated without regard to the Senior Subordinated Convertible Notes Reserve and any Real Estate Availability Reserve, and without regard to this clause (h)(ii)); plus

(i)         from and after the occurrence of the Rolling Stock Availability Commencement Date, the lesser of (i) Rolling Stock Availability and (ii) thirty-five (35%) percent of the lesser of (A) the Aggregate Tranche A Loan Commitments and (B) the Tranche A Borrowing Base (for the purposes of this clause (i)(ii), the Tranche A Borrowing Base shall be calculated without regard to the Senior Subordinated Convertible Notes Reserve and without regard to this clause (i)(ii)); plus

(j)         ninety-eight (98%) percent multiplied by Eligible Cash and Cash Equivalents, minus

(k)        the then amount of all Availability Reserves.

The maximum aggregate amount of Tranche A Loans made against Eligible Real Estate under clause (h) above and made against Eligible Rolling Stock under clause (i) above shall not exceed, at any given time, an amount equal to thirty-five (35%) percent of the Tranche A Borrowing Base.

(s)                “Tranche A Loan Commitment” means, at any time, as to any Lender, the principal amount set forth opposite such Lender’s name on Schedule 2.01 designated as such Lender’s Tranche A Loan Commitment or on Schedule 1 of an the Assignment and Assumption Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 10.06, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively (as to all Tranche A Loan Lenders) referred to herein as the “Tranche A Loan Commitments”.

(t)                 “Tranche A Loan Lenders” means, at any time, any Lender having a Tranche A Loan Commitment or Tranche A Loans owing to it at such time; each sometimes referred to herein individually as a “Tranche A Loan Lender”.

(u)               “Tranche A Loan Limit” means the lesser of (a) the Aggregate Tranche A Loan Commitments (subject to adjustment as provided in Sections 2.06 and 2.15  of the Agreement) and (b) the Tranche A Borrowing Base.

(v)               “Tranche A Loans” has the meaning specified in Section 2.01(a).

(w)             “Tranche A-1 Borrowing Base” means, at any time of calculation, an amount equal to:

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(a)        the face amount of Eligible Non-Military Receivables (net of Receivables Reserves) multiplied by five (5%) percent; plus

(b)        the face amount of Eligible Military Receivables (net of Receivables Reserves) minus, without duplication, the Military Receivables Deduction Amount, multiplied by five (5%) percent; plus

(c)        the lesser of (i) the Cost of Eligible Inventory (other than Eligible Unaffixed Tax Stamp Inventory), net of Inventory Reserves, multiplied by five (5%) percent of the Appraised Value of such Eligible Inventory, or (ii) the Cost of Eligible Inventory (other than Eligible Unaffixed Tax Stamp Inventory), net of Inventory Reserves, multiplied by five (5%) percent; plus

(d)       the lesser of (i) the Cost of Eligible In-Transit Inventory, net of Inventory Reserves, multiplied by five (5%) percent of the Appraised Value of Eligible In-Transit Inventory, or (ii) the Cost of Eligible In-Transit Inventory, net of Inventory Reserves, multiplied by five (5%) percent.

(x)               “Tranche A-1 Loan Commitment” means, at any time, as to any Lender, the principal amount set forth opposite such Lender’s name on Schedule 2.01 designated as such Lender’s Tranche A-1 Loan Commitment or on Schedule 1 of the Assignment and Assumption pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 10.06, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively (as to all Tranche A-1 Loan Lenders) referred to herein as the “Tranche A-1 Loan Commitments”.

(y)               “Tranche A-1 Loan Lenders” means, at any time, Lenders having a Tranche A-1 Loan Commitment or Tranche A-1 Loans owing to it at such time; each sometimes referred to herein individually as a “Tranche A-1 Loan Lender”.

(z)                “Tranche A-1 Loan Limit” means the lesser of (a) the Aggregate Tranche A-1 Loan Commitments (subject to reduction as provided in Section 2.06 of the Agreement) and (b) the Tranche A-1 Borrowing Base.

(aa)            “Tranche A-1 Loan Rate” means, for any day, (i) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10000 of 1%) for one (1) month U.S. Dollar deposits as reported on the Service’s Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) at approximately 11:00 a.m. (London time) on such day, or if such day is not a London Business Day, then the immediately preceding London Business Day; provided, that, if more than one rate is specified on Page BBAM1, the applicable rate shall be the arithmetic mean of all such rates, or (ii) if, for any reason, the rate under clause (i) of this definition is not available, then the Tranche A-1 Loan Rate shall mean the Base Rate.

(bb)           “Tranche A-1 Loans” has the meaning specified in Section 2.01(b).

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5.                  Increase in Aggregate Commitments.

(a)                The definition of “Aggregate Commitments” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Aggregate Commitments” means, as of any time of calculation, the Commitments of all the Lenders.  As of the Amendment No. 1 Effective Date, the Aggregate Commitments equal $590,000,000.”

(b)               Schedule 2.01 to the Credit Agreement (Commitments and Applicable Percentages) is hereby amended and restated in its entirety, and replaced by Schedule 2.01 annexed hereto as Exhibit A.

6.                  Term Extension.  The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Maturity Date” means December 21, 2017.”

7.                  Replacement Form of Borrowing Base Certificate.  Exhibit F to the Credit Agreement (Borrowing Base Certificate) is hereby amended and restated in its entirety, and replaced with the Exhibit F to the Credit Agreement (Borrowing Base Certificate) annexed hereto as Exhibit B.

8.                  Amendments with Respect to Applicable Margin.  The definition of “Applicable Margin” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Margin” means:

(a)        In the case of Loans that are Tranche A Loans:

(i)         From and after the Amendment No. 1 Effective Date until the day immediately preceding the first Adjustment Date, the Applicable Margin shall be determined based upon the percentages set forth in Level II of the pricing grid below; and

(ii)        From and after the first Adjustment Date, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Excess Availability as of the Fiscal Quarter most recently ended immediately preceding such Adjustment Date; provided, however, that, notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level III (even if the Average Daily Excess Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate; provided, further, that, if the information set forth in the Borrowers’ financial statements or Borrowing Base Certificates at any time proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and any unpaid interest shall be due and payable on demand:

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Level	Average Daily Excess Availability	LIBOR Margin	Base Rate Margin	Letter of Credit Fees
I	Greater than or equal to $393,353,000	1.50%	0.50%	1.50%
II	Greater than $147,500,000 but less than $393,353,000	1.75%	0.75%	1.75%
III	Less than or equal to $147,500,000	2.00%	1.00%	2.00%

(b)  In the case of Loans that are Tranche A-1 Loans, 2.75% , except, that, the Applicable Margin shall be 1.75% solely if and to the extent that the Tranche A-1 Loan Rate is equal to the Base Rate, as provided in clause (ii) of the definition of Tranche A-1 Loan Rate.”

9.                  Amendments with Respect to Applicable ULF Rate.  The definition of “Applicable ULF Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable ULF Rate” means:

(a)        From and after the Amendment No. 1 Effective Date until the day immediately preceding the first Adjustment Date that occurs thereafter, the Applicable ULF Rate shall be determined based upon the percentages set forth in Level II of the pricing grid below; and

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(b)        From and after the first Adjustment Date following the Amendment No. 1 Effective Date, the Applicable ULF Rate shall be determined from the following grid based upon the daily average of the sum of (i) the Outstanding Amount of Committed Loans plus (ii) the Outstanding Amount of L/C Obligations, as of the Fiscal Quarter most recently ended immediately preceding such Adjustment Date:

Level	Daily Average Outstanding Amount	Applicable ULF Rate
I	Greater than or equal to the greater of (i) $393,353,000 and (ii) 66.67% of the Aggregate Commitments.	0.25%
II	Less than the greater of (i) $393,353,000 and (ii) 66.67% of the Maximum Credit but greater than the greater of (x) $147,500,000 and (y) 25% of the Aggregate Commitments.	0.375%
III	Less than or equal to the greater of (i) $147,500,000 and (ii) 25% of the Aggregate Commitments.	0.50%”

10.              Committed Loans; Reserves; Change in Eligibility.  Section 2.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.01   Committed Loans; Reserves; Change in Eligibility.  (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Tranche A Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Lender’s Tranche A Loan Commitment, or (y) such Lender’s Applicable Percentage of the Tranche A Loan Borrowing Base; subject in each case to the following limitations:

(i)         after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the lesser of (A) the Aggregate Tranche A Loan Commitments minus the Senior Subordinated Convertible Debt Reserve, or (B) the Tranche A Loan Borrowing Base,

2270379.15	13

(ii)        after giving effect to any Tranche A Loan, the Total Tranche A Loan Outstandings shall not exceed the Tranche A Loan Limit,

(iii)       after giving effect to any Committed Borrowing pursuant to which Tranche A Loans are requested, the aggregate Outstanding Amount of the Tranche A Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Tranche A Loan Commitment,

(iv)       the Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit, and

(v)        the Outstanding Amount of all Swing Line Loans shall not at any time exceed the Swing Line Sublimit.

Within the limits of each Lender’s Tranche A Loan Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Tranche A Loans may be Base Rate Loans or LIBO Rate Loans, as further provided herein.

(b)        Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Tranche A-1 Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Lender’s Tranche A-1 Loan Commitment, or (y) such Lender’s Applicable Percentage of the Tranche A-1 Loan Borrowing Base; subject in each case to the following limitations:

(i)         after giving effect to any Committed Borrowing pursuant to which Tranche A-1 Loans are requested, the Total Outstandings shall not exceed the lesser of (A) the Aggregate Commitments, or (B) the Borrowing Base,

(ii)        after giving effect to any Tranche A-1 Loan, the Total Tranche A-1 Loan Outstandings shall not exceed the Tranche A-1 Loan Limit, and

(iii)       after giving effect to any Committed Borrowing pursuant to which Tranche A-1 Loans are requested, the aggregate Outstanding Amount of the Tranche A-1 Loans of any Lender shall not exceed such Lender’s Tranche A-1 Loan Commitment.

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Within the limits of each Lender’s Tranche A-1 Loan Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Tranche A-1 Loans shall only bear interest at the Tranche A-1 Loan Rate, plus  the Applicable Margin, as further provided herein.

(c)        The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in good faith to establish, modify or eliminate Reserves against the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base upon two (2) Business Days prior notice to the Administrative Borrower, (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the Administrative Borrower; provided, that, no such prior notice shall be required for (1) changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized (such as, but not limited to, Rent and Customer Credit Liabilities), or (2) changes to Reserves or establishment of additional Reserves if a Material Adverse Effect has occurred or it would be reasonably likely that a Material Adverse Effect to the Lenders would occur were such Reserve not immediately changed or established.

(d)       In the event that the Administrative Agent in good faith deems any Credit Card Receivable, Health Care Insurance Receivable, Military Receivable, Unaffixed Tax Stamp Inventory, Non-Military Receivable, Inventory, Real Estate, Prescription File or Rolling Stock ineligible for inclusion in the Borrowing Base for any reason other than due to the specific exclusions contained in the respective definitions of “Eligible Credit Card Receivables”, “Eligible Health Care Insurance Receivables”, “Eligible Military Receivables”, “Eligible Non-Military Receivables”, “Eligible Inventory”, “Eligible Unaffixed Tax Stamp Inventory”, “Eligible Real Estate”, “Eligible Prescription Files” and “Eligible Rolling Stock”, the Administrative Agent shall furnish two (2) Business Days prior notice to the Administrative Borrower of such determination, during which period the Administrative Agent shall be available to discuss such determination with the Administrative Borrower.

(e)        The following are the Inventory Reserves and Availability Reserves as of the Closing Date:

(i)         Shrink (an Inventory Reserve): An amount equal to two-tenths of one (0.2%) percent of the Cost of Inventory for the non-retail segments only of the Borrowers for the Fiscal Year to date;

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(ii)        Rent (an Availability Reserve): An amount equal to two (2) months’ rent for all of the Borrowers’ leased locations in each Landlord Lien State, other than leased locations with respect to which the Collateral Agent has received a Collateral Access Agreement;

(iii)       Customer Credit Liabilities (an Availability Reserve): An amount equal to fifty (50%) percent of the Customer Credit Liabilities as reflected in the Borrowers’ books and records;

(iv)       Customer deposits (an Availability Reserve): An amount equal to one hundred (100%) percent of the customer deposits made for goods received by the Borrowers;

(v)        PACA/PASA Reserve (an Availability Reserve):  An amount equal to one hundred (100%) percent of the liabilities owed by the Borrowers at any time to any Person entitled to the benefits of PACA or PASA or any similar statute or regulation as reflected from time to time on the Borrowers’ books and records;

(vi)       Tax Stamps Reserve (an Availability Reserve); and

(vii)      Senior Subordinated Convertible Debt Reserve (an Availability Reserve).”

11.              Borrowings.  Section 2.02(b) of the Credit Agreement is hereby amended by amending and restating the sixth (6th) sentence thereof in its entirety to read as follows:

“Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of LIBO Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) whether the Borrowers are requesting a Tranche A Loan or a Tranche A-1 Loan, provided, that, any request for a Tranche A Loan shall be deemed a request for a Tranche A-1 Loan until such time as the aggregate outstanding principal amount of Tranche A-1 Loans equals the Tranche A-1 Loan Limit, and (vi) if applicable, the duration of the Interest Period with respect thereto.”

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12.              Letters of Credit.  Section 2.03(a)(i) of the Credit Agreement is hereby amended by amending and restating in its entirety the proviso  at the end of the first sentence of such Section 2.03(a)(i) to read as follows:

“provided, that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the lesser of the Aggregate Commitments or the Borrowing Base, (x) the Total Tranche A Outstandings shall not exceed the Tranche A Loan Limit, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus  such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus  such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Tranche A Loan Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.”

13.              Swing Line Loans. Section 2.04(a) of the Credit Agreement is hereby amended by amending and restating in its entirety the third sentence thereof and adding a new sentence immediately preceding such third sentence as follows:

“Swing Line Loans shall be available regardless of whether any such Swing Line Loans shall be repaid from the proceeds of Tranche A-1 Loans or Tranche A Loans.  Each Swing Line Loan that will be refinanced by Tranche A-1 Loans in accordance with Section 2.04(c) shall bear interest only at the Tranche A-1 Loan Rate plus  the Applicable Margin, and each Swing Line Loan that will be refinanced by Tranche A Loans in accordance with Section 2.04(c) shall bear interest only at a rate based on the Base Rate.”

14.              Prepayments.

(a)                Section 2.05(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)      (i)  If for any reason the Total Outstandings at any time exceed the lesser of the Aggregate Commitments or the Borrowing Base, each as then in effect, the Borrowers shall immediately prepay Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that, the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c)(i) unless, after the prepayment in full of the Loans, the Total Outstandings exceed the lesser of the Aggregate Commitments or the Borrowing Base, each as then in effect.

2270379.15	17

(ii)  If for any reason the Total Tranche A Outstandings at any time exceed the Tranche A Loan Limit as then in effect, the Borrowers shall immediately prepay Tranche A Loans, Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that, the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c)(ii) unless, after the prepayment in full of the Tranche A Loans and Swing Line Loans, the Total Tranche A Outstandings exceed the Tranche A Loan Limit as then in effect.

(iii)  If for any reason the Total Tranche A-1 Outstandings at any time exceed the Tranche A-1 Loan Limit as then in effect, then, notwithstanding any provision to the contrary contained in this Agreement (including, without limitation, Section 2.05(e) hereof) which would require payment in full of Tranche A Loans prior to payment of any Tranche A-1 Loans, the Borrowers shall immediately prepay Tranche A-1 Loans in an aggregate amount equal to such excess.”

(b)               Section 2.05(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e)      Prepayments made pursuant to this Section 2.05, first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Committed Loans (first to the Tranche A Loans and then to the Tranche A-1 Loans and any accrued and unpaid interest), third, shall be used to Cash Collateralize the remaining L/C Obligations; and fourth, the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of Borrowers’ business.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.  Any payment in respect of Committed Loans shall first be made to Tranche A Loans until payment in full of the Tranche A Loans and then to Tranche A-1 Loans, except if such payments are made in respect of a termination of the Aggregate Tranche A-1 Loan Commitments pursuant to Section 2.06(d).”

(c)                Termination or Reduction of Commitments.  Section 2.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.06   Termination or Reduction of Commitments.

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(a)        (i)  The Borrowers (A) may not reduce the Aggregate Tranche A-1 Loan Commitments and (B) may not terminate the Aggregate Tranche A-1 Loan Commitments unless the Borrowers are terminating the Aggregate Tranche A Loan Commitments under Section 2.06(a)(ii) below.

(ii)  The Borrowers may, upon irrevocable notice from the Administrative Borrower to the Administrative Agent, terminate the Aggregate Tranche A Loan Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce the Aggregate Tranche A Loan Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided, that, (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Tranche A Loan Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Tranche A Loans would exceed the Aggregate Tranche A Loan Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, and (C) the Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans hereunder would exceed the Swing Line Sublimit.

(b)        If, after giving effect to any reduction of the Aggregate Tranche A Loan Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Tranche A Loan Commitments, such Letter of Credit Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(c)        The Administrative Agent will promptly notify the applicable Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Tranche A Commitments under this Section 2.06.  Upon any reduction of the Aggregate Tranche A Loan Commitments, the Tranche A Loan Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.  All fees (including, without limitation, commitment fees and Letter of Credit Fees) in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.”

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(d)               Interest.  Section 2.08(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)      Subject to the provisions of Section 2.08(b) below:

(i) each LIBO Rate Loan that is a Tranche A Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period plus  the Applicable Margin;

(ii) each Base Rate Loan that is a Tranche A Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Base Rate for such Interest Period plus  the Applicable Margin;

(iii) each Tranche A-1 Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Tranche A-1 Loan Rate plus  the Applicable Margin; and

(iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (A) the Base Rate plus  the Applicable Margin for Tranche A Loan or (B) the Tranche A-1 Loan Rate plus  the Applicable Margin for Tranche A-1 Loans, as the case may be.”

15.              Increase in Commitments.  Notwithstanding anything to the contrary set forth in Section 2.15 of the Credit Agreement or otherwise in the Credit Agreement or in any other Loan Document, all references in such Section 2.15 to a Commitment Increase are hereby deemed amended to mean and refer to, in each instance, an increase in Tranche A Loan Commitments only and shall in no event be deemed to mean or refer to an increase in Tranche A-1 Loan Commitments.

16.              Amendments to Waterfall.  Beginning with clause Seventh  of Section 8.03 and ending with the end of such Section, such provisions of Section 8.03 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Tranche A Loans and L/C Borrowings, ratably among the Tranche A Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh  held by them;

Eighth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Ninth, to payment of all other Obligations arising from Bank Products consisting of only Swap Contracts (and not any other Bank Products) to the extent secured under the Security Documents (but only up to the amount of any then effective Bank Product Reserve in respect of such Obligations), ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them;

2270379.15	20

Tenth, to payment of that portion of the Obligations constituting unpaid principal of the Tranche A-1 Loans, ratably among the Tranche A-1 Lenders in proportion to the respective amounts described in this clause Tenth  held by them;

Eleventh, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations as provided herein, but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Eleventh  held by them;

Twelfth, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Twelfth  held by them;

Thirteenth, to payment of all other Obligations arising from any other Bank Products (including any Swap Contracts (other than to the extent provided for in clause Ninth  above)) to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Thirteenth  held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Eighth  above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.”

17.              Rolling Stock Covenants.

(a)                Arrangements for Title Documents

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(i)                 Unless and until Agent may direct otherwise, Borrowers shall deliver or cause to be delivered to Administrative Borrower, acting through the Title Documents Designated Representative (as defined in Section 17(d) below), (A) any manufacturers' statements of origin or manufacturers' certificates of origin and other certificates, statements, bills of sale or other evidence of the transfer to or ownership of a Borrower of any of the Eligible Rolling Stock; or (B) any Certificates of Title at any time issued under the laws of any State or other jurisdiction with respect to any of the Eligible Rolling Stock (collectively, “Title Documents”), which Title Documents shall be maintained by Administrative Borrower, acting through the Title Documents Designated Representative, in a fire rated storage vault or filing cabinet located at 7600 France Avenue South Minneapolis, Minnesota 55440-0355 (or such other location of Borrowers to the extent applicable law requires that such original Certificates of Title be held at such location), under the exclusive custody and control of the Title Documents Designated Representative.  By its signature below, Borrowers acknowledge, confirm and agree that the Title Documents Designated Representative is holding the Title Documents as the sole agent and bailee of the Agent and the Secured Parties.

(ii)               Administrative Borrower, acting through the Title Documents Designated Representative, hereby agrees to retain possession of all original Title Documents pursuant to the terms hereof and not release or deliver any such Title Documents or proceeds thereof to Borrowers or any other Person other than (A) Title Documents delivered to any Governmental Authority for the purposes of noting Agent’s Lien upon the Rolling Stock for which such Title Document relates, provided that such Title Document is returned to Administrative Borrower, acting through the Title Documents Designated Representative, to be held in accordance with the terms of this Section 17, (B) Title Documents delivered in the ordinary course of business in connection with the sale, to the extent permitted under the Credit Agreement, of any Rolling Stock for which an applicable Title Document relates, (C) after the occurrence of a Default, to such other Person, including a third party custodian, as Agent shall direct or (D) at any time, to Agent.

(iii)             Upon Agent’s reasonable request, Administrative Borrower, acting through the Title Documents Designated Representative, shall provide Agent with copies of all Title Documents then in the possession of Administrative Borrower, acting through the Title Documents Designated Representative.

(b)               Power of Attorney.  Each Borrower hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's or Agent's name, to execute and deliver in such Borrower’s name, Agent’s name or the name of Agent’s designee, to any Department of Motor Vehicles or other Governmental Authority powers of attorney in such Borrower’s name, and to complete in such Borrower’s or Agent’s name, any application or other document or instrument required, in each case, in order to have the Lien of Agent with respect to any Rolling Stock noted on any Certificate of Title with respect to such Rolling Stock.  Such power is coupled with an interest

(b)        and shall be irrevocable until termination of the Loan Documents and the indefeasible payment in full of all non-contingent Obligations.

(c)                Additional Reporting.  In addition to, and not in limitation of, the covenants set forth in Section 6.02 of the Credit Agreement (Certificates; Other Information), concurrently with their delivery to Administrative Agent of each Borrowing Base Certificate required by Section 6.02(c) of the Credit Agreement, Borrowers shall deliver to Agent a summary report of the Eligible Rolling Stock, indicating in summary form the new Rolling Stock purchased or otherwise acquired during the Fiscal Period which Borrowers have requested Agent to consider for inclusion as Eligible Rolling Stock and which has been included by Borrowers in each such Borrowing Base Certificate, the selling price of Eligible Rolling Stock sold or contracted for sale (subject to the terms of the Credit Agreement) during such Fiscal Period and a schedule of all Title Documents in the possession or control of the Administrative Borrower, acting through the Title Documents Designated Representative.

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(d)               As used herein, “Title Documents Designated Representative” shall mean any officer of Administrative Borrower (and not in his individual capacity) designated in writing from time to time by Administrative Borrower to Agent for the purpose of handling the Certificates of Title in accordance with Section 17 hereof

(e)                Rolling Stock Field Examinations and Appraisals.  Section 6.10(b) of the Credit Agreement is hereby amended by amending and restating in its entirety the second sentence of such Section 6.10(b) and adding a new sentence immediately thereafter, as follows:

“The Loan Parties shall pay the reasonable fees and expenses of the Administrative Agent or such professionals with respect to such evaluations and appraisals (A) with respect to appraisals of the Borrowers’ Inventory, Prescription Files, Eligible Real Estate, and Eligible Rolling Stock, (1) one (1) appraisal and one (1) field examination during any twelve (12) month period in which Excess Availability is at all times greater than or equal to twenty (20%) percent of the Borrowing Base, (2) up to two (2) appraisals and two (2) field examinations during any twelve (12) month period in which Excess Availability is at any time less than twenty (20%) percent of the Borrowing Base, and (B) all field examinations and appraisals undertaken at any time at the reasonable request of the Administrative Agent after the occurrence and the continuation of an Event of Default.  Notwithstanding the foregoing or anything to the contrary contained in this Agreement, if Borrowers acquire Rolling Stock after any Appraisal Delivery Date and have then requested that Administrative Agent consider such newly acquired Rolling Stock for inclusion as Eligible Rolling Stock, such newly acquired Rolling Stock may be appraised, at Loan Parties’ expense, for inclusion as Eligible Rolling Stock in a Borrowing Base delivered to Agent prior to receipt by Agent of the Borrowing Base required to be delivered immediately following the next Rolling Stock Appraisal Delivery Date.”

18.              Conditions Subsequent with Respect to Eligible Rolling Stock.  Notwithstanding anything to the contrary set forth in this Amendment with respect to inclusion of Eligible Rolling Stock in the Tranche A Borrowing Base, within ninety (90) days after the date hereof: (a) Agent shall have received, in form and substance reasonably satisfactory to Agent, evidence that (i) Administrative Borrower, acting through the Title Documents Designated Representative, has submitted correct and complete applications, duly authorized, executed and delivered by Borrowers to the appropriate Governmental authority to effect the notation of Agent's Lien on the original Certificates of Title for all then existing Eligible Rolling Stock, and (ii) Administrative Borrower, acting through the Title Documents Designated Representative, has obtained a time stamped copy or other written or electronic evidence of receipt of such applications by the appropriate Department of Motor Vehicles or other Governmental Authority acknowledging receipt of such application, and (b) there shall be no indication that any such application fails to comply in any manner with the requirements of such Governmental Authority (provided, that, in those States in which submitting an application to have a Lien noted on a Certificate of Title for any Rolling Stock is not sufficient to perfect such Lien under the applicable State law, then in addition to the foregoing, within one hundred twenty (120) days after the Amendment No. 1 Effective Date, Agent shall have received evidence that the Lien of Agent with respect to such Rolling Stock has been noted on the Certificate of Title, except as Agent may otherwise agree); provided, that, until such time as Agent shall have received evidence that the first priority Lien of Agent with respect to any Rolling Stock has been noted on the Certificate of Title, such Rolling Stock shall in no event constitute Eligible Rolling Stock (except  that, a Certificate of Title which identifies Bank of America, N.A. as “1st Lienholder” and Agent as “2nd Lienholder” shall be acceptable for the purposes hereof if Bank of America, N.A. has executed a release of its Lien on the face of such Certificate of Title).  If any of the foregoing conditions subsequent are not satisfied with respect to any Rolling Stock, then if such Rolling Stock was previously included as Eligible Rolling Stock, then such Rolling Stock shall cease to be Eligible Rolling Stock, except as Agent may otherwise agree.

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19.              Commitment Assignments.  Exhibit E to the Credit Agreement (Form of Assignment and Assumption) is hereby amended and restated in its entirety, and replaced with the Exhibit E to the Credit Agreement (Form of Assignment and Assumption) annexed hereto as Exhibit C.

20.              Amendment to Cover Page to the Credit Agreement.  The cover page to the Credit Agreement is hereby amended and restated in its entirety, and replaced with the cover page annexed hereto as Exhibit D.

21.              Acknowledgment of Obligations, Security Interests and Loan Documents.

(a)                Acknowledgment of Obligations.  Loan Parties hereby acknowledge, confirm and agree that Loan Parties are unconditionally indebted to Agent and Lenders as of the close of business on November 26, 2012, in respect of the Loan and all other Obligations in the aggregate principal amount of not less than $241,963,459, together with interest accrued and accruing thereon, and all fees, costs, expenses and other sums and charges now or hereafter payable by Loan Parties to Agent and Lenders pursuant to the Credit Agreement and the other Loan Documents, all of which are unconditionally owing by Loan Parties to Agent and Lenders pursuant to the Loan Documents, in each case without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)               Acknowledgment of Liens.  Loan Parties hereby acknowledge, confirm and agree that Collateral Agent has, for the benefit of itself and Credit Parties, and shall continue to have, valid, enforceable and perfected Liens upon the Collateral heretofore granted by Loan Parties to Collateral Agent and Credit Parties pursuant to the Loan Documents or otherwise granted to or held by Collateral Agent and Credit Parties.

(c)                Binding Effect of Loan Documents.  Loan Parties hereby acknowledge, confirm and agree that: (i) each of the Loan Documents to which Loan Parties are a party has been duly executed and delivered to Agent and Credit Parties by Loan Parties, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Loan Parties contained in such Loan Documents to which they are a party and in this Amendment constitute the legal, valid and binding Obligations of Loan Parties, enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and Loan Parties have no valid defense to the enforcement of such Obligations, and (iii) Agent and Credit Parties are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and pursuant to applicable law, but subject to the terms and conditions of this Amendment No.

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22.              Representations, Warranties and Covenants.  Loan Parties hereby represent, warrant and covenant to Agent and Credit Parties the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which is a continuing condition of the making of Loans to Borrowers:

(a)                This Amendment and each other agreement or instrument to be executed and delivered by Loan Parties in connection herewith (collectively, together with this Amendment, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of Loan Parties, and the agreements and obligations of Loan Parties contained herein and therein constitute the legal, valid and binding obligations of Loan Parties, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor’s rights generally and by general principles of equity;

(b)               The execution, delivery and performance of this Amendment and the other Amendment Documents (if any) (i) are all within each Loan Party’s corporate or limited liability company powers, as applicable, (ii) are not in contravention of law or the terms of such Loan Party’s certificate or articles of organization or formation, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which such Loan Party is a party or by which such Loan Party or its property are bound and (iii) shall not result in the creation or imposition of any Lien, claim, charge or encumbrance upon any of the Collateral, other than Liens permitted by the Credit Agreement and the Loan Documents, as amended hereby;

(c)                All of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

(d)               After giving effect to the amendments set forth in this Amendment, no Default or Event of Default exists; and

(e)                No action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party (other than, in each case, actions, filings or consents that have already been taken, made or obtained) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment and the other Amendment Documents (if any), except to the extent the failure to so obtain any such action, filing or consent would not reasonably be expected to have a Material Adverse Effect.

2270379.15	25

23.              Conditions Precedent.  This Amendment shall not be effective until each of the following conditions precedent are satisfied in a manner satisfactory to Agent:

(a)                the receipt by Agent of this Amendment, duly authorized and executed by Borrowers and Lenders;

(b)               the receipt by Agent of Amendment No. 1 Fee Letter, duly authorized and executed by Borrowers and Administrative Agent;

(c)                the Lenders, the Agent and the Arrangers shall have received all fees which Borrowers are obligated to pay pursuant to the Amendment No. 1 Fee Letter and the Credit Agreement and, to the extent invoiced at least two (2) Business Days prior to the Amendment No. 1 Effective Date, all expenses required to be paid on or before the Amendment No. 1 Effective Date;

(d)               the receipt by Agent of such legal opinions (including opinions (i) from counsel to the Loan Parties and (ii) from such special and local counsel (limited to one local counsel for each jurisdiction) as may be reasonably required by the Agent), certificates, documents and other instruments as are customary for transactions of the type contemplated by this Amendment or as Agent may reasonably request;

(e)                the receipt by Agent from existing and/or additional Lenders Commitments (inclusive of the commitment of WFCF) to provide both the increase in Aggregate Commitments and the Tranche A-1 Commitments, in each case in the aggregate amount contemplated by this Amendment;

(f)                Borrowers shall have Excess Availability on the date of execution of this Amendment, after the application of proceeds of the Loans requested by Borrowers on the date of execution of this Amendment and after provision for Borrowers’ payment of all fees and expenses of the transactions contemplated by this Amendment and the Amendment No. 1 Fee Letter, of not less than the amount equal to 15% of the Aggregate Commitments set forth on Schedule 2.01 to the Credit Agreement, as amended and restated pursuant to this Amendment; and

(g)               immediately prior to, and immediately after giving effect to, the amendments and agreements set forth herein, there shall exist no Default or Event of Default.

24.              Effect of this Amendment.  This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof.  Except as expressly amended pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent that any provision of the Credit Agreement or any of the other Loan Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

25.              Further Assurances.  Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

2270379.15	26

26.              Governing Law.  The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

27.              Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

28.              Counterparts.  This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Amendment by telecopier or other electronic means shall have the same force and effect as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telecopier or other electronic means also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

[Signature Pages Follow]

2270379.15	27

IN WITNESS WHEREOF,  the parties hereto have caused this Amendment to be duly executed as of the date first above written.

“BORROWERS”

NASH-FINCH COMPANY, as a Borrower

By:       /s/ Robert B. Dimond

Name:  Robert B. Dimond

Title:    Executive Vice President, CFO & Treasurer

NASH BROTHERS TRADING COMPANY, as a Borrower

By:       /s/ Robert B. Dimond

Name:  Robert B. Dimond

Title:    President & Treasurer

T.J. MORRIS COMPANY, as a Borrower

By:       /s/ Robert B. Dimond

Name:  Robert B. Dimond

Title:    President & Treasurer

SUPER FOOD SERVICES, INC., as a Borrower

By:       /s/ Robert B. Dimond

Name:  Robert B. Dimond

Title:    President & Treasurer

U SAVE FOODS, INC., as a Borrower

By:       /s/ Robert B. Dimond

Name:  Robert B. Dimond

Title:    President & Treasurer

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 1 to Credit Agreement]

[Signatures Continued from Previous Page]

HINKY DINKY SUPERMARKETS, INC., as a Borrower

By:       /s/ Robert B. Dimond

Name:  Robert B. Dimond

Title:    President & Treasurer

GTL TRUCK LINES, INC., as a Borrower

By:       /s/ Robert B. Dimond

Name:  Robert B. Dimond

Title:    President & Treasurer

ERICKSON’S DIVERSIFIED CORPORATION, as a Borrower

By:       /s/ Robert B. Dimond

Name:  Robert B. Dimond

Title:    President & Treasurer

GROCERY SUPPLY ACQUISITION CORP., as a Borrower

By:       /s/ Robert B. Dimond

Name:  Robert B. Dimond

Title:    President

HINKY DINKY FALLS CITY, L.L.C., as a Borrower

By:       /s/ Robert B. Dimond

Name:  Robert B. Dimond

Title:    President & Treasurer

WHITTON ENTERPRISES, INC. as a Borrower

By:       /s/ Robert B. Dimond

Name:  Robert B. Dimond

Title:    President & Treasurer

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 1 to Credit Agreement]

[Signatures Continued from Previous Page]

“AGENT”

wells fargo capital finance, llc, as Administrative Agent and as Collateral Agent

By:       /s/ Brian Hynds

Name:  Brian Hynds

Title:    Vice President

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 1 to Credit Agreement ]

[Signatures Continued from Previous Page]

“LENDERS”

wells fargo capital finance, llc, as a Tranche A Lender, Tranche A-1 Lender, L/C Issuer and Swing Line Lender

By:       /s/ Brian Hynds

Name:  Brian Hynds

Title:    Vice President

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 1 to Credit Agreement ]

[Signatures Continued from Previous Page]

“LENDERS”

BMO Harris Bank N.A., as a Tranche A Lender and Tranche A-1 Lender

By:       /s/ Quinn Heiden

Name:  Quinn Heiden

Title:    Vice President

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 1 to Credit Agreement ]

[Signatures Continued from Previous Page]

“LENDERS”

BANK OF America, n.A., as a Tranche A Lender and Tranche A-1 Lender

By:       /s/ Roger Malouf

Name:  Roger Malouf

Title:    Vice President

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 1 to Credit Agreement ]

 [Signatures Continued from Previous Page]

“LENDERS”

JPMORGAN CHASE BANK, N.A., as a Tranche A Lender

By:       /s/ David A. Lehner

Name:  David A. Lehner

Title:    Authorized Officer

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 1 to Credit Agreement ]

[Signatures Continued from Previous Page]

“LENDERS”

RBS BUSINESS CAPITAL, A DIVISION OF RBS CITIZENS N.A., as a Tranche A Lender and Tranche A-1 Lender

By:       /s/ Kimberly A. Crotty

Name:  Kimberly A. Crotty

Title:    Vice President

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 1 to Credit Agreement ]

[Signatures Continued from Previous Page]

“LENDERS”

US BANK NATIONAL ASSOCIATION, as a Tranche A Lender

By:       /s/ Elizabeth J. Limpert

Name:  Elizabeth J. Limpert

Title:    Vice President

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 1 to Credit Agreement ]

[Signatures Continued from Previous Page]

“LENDERS”

union bank, N.A., as a Tranche A Lender and Tranche A-1 Lender

By:       /s/ Steven A. Narsutis

Name:  Steven A. Narsutis

Title:    Vice President

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 1 to Credit Agreement ]

[Signatures Continued from Previous Page]

“LENDERS”

regions bank, as a Tranche A Lender

By:       /s/ Kevin R. Rogers

Name:  Kevin R. Rogers

Title:    Attorney-In-Fact

[Signature Page to Amendment No. 1 to Credit Agreement ]